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                                                                    Exhibit 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and in this Reoffer Prospectus constituting part of the Registration Statement, of our report dated June 18, 1999, except for Note 9, which is as of July 8, 1999, relating to the financial statements of PlanetRX.com, Inc., which is included in PlanetRX.com, Inc.'s Registration Statement on Form S-1, Amendment No. 6, dated October 6, 1999.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
October 12, 1999